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                                                                    EXHIBIT 3.11
                                                                    ------------

                          CERTIFICATE OF INCORPORATION

                                       OF

                       TOWER AUTOMOTIVE ACQUISITION, INC.

                                  ARTICLE ONE

     The name of the corporation is Tower Automotive Acquisition, Inc.

                                  ARTICLE TWO

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

     The total number of shares of capital stock which the Corporation has authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

[Sec. of State Stamp]
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                                  ARTICLE FIVE

     The name and mailing address of the sole incorporator are as follows:


                 NAME                               MAILING ADDRESS
                 ----                               ---------------

                 Joan D. Donovan                200 East Randolph Drive
                                                Suite 5700
                                                Chicago, Illinois 60601

                                  ARTICLE SIX

     The corporation is to have perpetual existence.

                                 ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHT

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                      -2-
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                                  ARTICLE NINE

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 22nd day of January, 1997.




                                                 /s/ Joan D. Donovan
                                        ----------------------------------------
                                        Joan D. Donovan, Sole Incorporator

                                      -3-
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                    CERTIFICATE OF AMENDMENT TO CERTIFICATE
                              OF INCORPORATION OF
                       TOWER AUTOMOTIVE ACQUISITION, INC.

--------------------------------------------------------------------------------

                           Adopted in accordance with
                        the provisions of Section 242 of
                         the General Corporation Law of
                             the State of Delaware

--------------------------------------------------------------------------------

     The undersigned, being the Vice President and Secretary of Tower Automotive Acquisition, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporations"), does hereby certify as follows:

     1. That the Board of Directors of the Corporation pursuant to written consent and in accordance with Section 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting ARTICLE ONE thereof in its entirety and inserting in its place ARTICLE ONE to read as follows:

          "ONE. The name of the Corporation is Tower Automotive Products Company, Inc."

     2. That the sole stockholder of the Corporation, by written consent, approved and adopted the amendment in accordance with Sections 228 and 242 of the General Corporation law of the State of Delaware.

     3. The foregoing amendment has been duly adopted pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned, being the Vice President and
Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amendment to the Certificate of Incorporation this 10th day of February, 1997.





                                                  /s/ Carl Nelson
                                                  ------------------------------
                                                  Carl Nelson